Buchanan Ingersoll Professional Corporation
                         Eleven Penn Center, 14th Floor
                               1835 Market Street
                      Philadelphia, Pennsylvania 19103-2895


                                     November 8, 1999


VDC Communications, Inc.
75 Holly Hill Lane
Greenwich, CT  06830

Gentlemen:

         We have acted as counsel to VDC Communications, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of the following shares of the Company's common stock, $0.0001 par value per share (the "Common Stock"), all of which are to be offered by certain Selling Security Holders as set forth in the Registration Statement:

         1.       8,875,164 shares of Common Stock (the "Shares"); and

         2. 1,064,081 shares of Common Stock which may be issued, if at all, upon the exercise of warrants (the "Warrants");

         In connection with the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

         1.       The issuance of  the  Shares  has  been   duly   and   validly
authorized, and  the  Shares are  legally issued, fully paid and non-assessable;
and

         2. The shares of Common Stock to be issued upon the exercise of the Warrants have been duly and validly authorized and, when issued in accordance with the terms of the appropriate instrument evidencing the Warrants, including, without limitation, payment of the applicable exercise price with respect to the Warrants, will be legally issued, fully paid and non-assessable.

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November 8, 1999
Page -2-


         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.


                                     Very truly yours,

                                     BUCHANAN INGERSOLL PROFESSIONAL CORPORATION

                                     By:/s/ Stephen M. Cohen
                                        -----------------------
                                            Stephen M. Cohen